Exhibit 99.1

GCP Applied Technologies Inc. Announces its Launch as a Newly Traded Public Company
CAMBRIDGE, Massachusetts, Feb. 3, 2016 - Today, GCP Applied Technologies Inc. (NYSE: GCP) is pleased to announce its global launch as a new, publicly traded company. With industry-leading product positions across its construction products and packaging technologies businesses, GCP is focused on continuing to grow revenue and deliver value for stockholders.
After the market closed today, the previously announced separation of W. R. Grace & Co. (NYSE: GRA) and GCP was completed by means of a pro rata distribution to Grace stockholders of all of the outstanding common shares of GCP. As a result of the distribution, GCP is now an independent public company and its common stock is listed under the symbol “GCP” on the New York Stock Exchange.
One share of GCP common stock was distributed for each share of Grace common stock held as of the close of business on January 27, 2016. Approximately 70.5 million shares of GCP common stock were distributed. No fractional shares were distributed.
“As an independent company, GCP Applied Technologies will grow our business by focusing on quality products and services in the construction and packaging segments we serve,” said President and Chief Executive Officer, Gregory E. Poling. “We will grow through a combination of new technologies, geographic expansion and complementary acquisitions that support our customers worldwide.”

Headquartered in Cambridge, MA, GCP has approximately 2,850 employees on six continents, and serves customers in more than 110 countries.
Media Relations:                 Investor Relations:
Paul Keeffe                    Betsy Cowell
mediainfor@gcpat.com                investors@gcpat.com
+1.617.498.4461                +1.617.498.4568

Forward-looking statements
This document, including the materials incorporated herein or filed as exhibits hereto, contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, GCP claims the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Like other businesses, GCP is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements or that could cause other forward-looking statements to prove incorrect include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; the effectiveness of GCP’s research and development and new product introductions; the cost and availability of raw materials and energy; foreign operations, especially in emerging regions; changes in currency exchange rates; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; acquisitions and divestitures of assets and gains and losses from dispositions; warranty and product liability claims; hazardous materials and costs of environmental compliance; the separation, such as GCP’s lack of history as a public company and the costs of the separation, GCP’s ability to realize the anticipated benefits of the separation and distribution, and the value of GCP’s common stock following the separation; and those additional factors set forth in the “Risk Factors” section of the preliminary information statement included in the Registration Statement on Form 10 filed by GCP with the Securities and Exchange Commission.